MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (this “Agreement”) is entered into as of May 23, 2012 (“Effective Date”), by and between WebXU, Inc., a Delaware corporation (the “Company”), AJTJ CAPITAL LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, pursuant to the terms and conditions of this Agreement, the Company shall utilize the Manager’s services on an ongoing basis for certain management services as of the date hereof and continuing until the expiration or termination of this Agreement.

NOW THEREFORE, in consideration of the foregoing and of the covenants herein, it is mutually agreed as follows:

1.        Management Services. The Company hereby retains the Manager and the Manager agrees to provide the Company with management services (the “Management Services”) under and subject to all of the terms, conditions, and provisions hereof. The Management Services shall consist of certain management services, including, without limitation the sourcing, structuring and negotiation of a potential business combination transaction involving the Company.

2.        Standard of Care. The Manager shall provide such Management Services pursuant to the terms and conditions hereof. The Manager will provide the Management Services hereunder with the same care and diligence that it would exercise in the performance of such services for its own operations.

3.        Compensation. As compensation for the Management Services provided pursuant to this Agreement, the Company shall issue the Manager shares of Common Stock in accordance with the terms and conditions of that certain Restricted Stock Agreement, dated as of the date hereof, by and between the Company and the Manager, substantially in the form attached hereto as Exhibit A.

4.        Manner of Performance; Other Business Activities. It is expressly understood by all parties hereto that during the Term, the Manager will diligently devote such time and best efforts as is reasonably required in the performance of the Management Services and will perform the Management Services conscientiously, efficiently and to the best of its ability. Except as otherwise set forth herein or in other agreements with the Company, nothing contained in this Agreement shall preclude Manager from engaging in other business activities.

5.        Term. Subject to Section 6 below, the term of this Agreement shall commence on the Effective Date and will continue for a period of three (3) years (the “Term”).

6.        Termination. The parties agree to the following early termination terms and conditions:

(a) The parties hereto may terminate this Agreement at any time by mutual written agreement.

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(b) The Company may terminate this Agreement effective immediately at any time by (i) giving written notice of termination to Manager, and (ii) committing to make a payment of a termination fee of $1,000,000 to Manager, payable upon the earlier of (x) the Company thereafter raising $3 million or (y) eighteen (18) months after termination.

(c) Either party may terminate this Agreement effective immediately by giving written notice of termination to the other party hereto only in the event that such other party shall default in any material respect in the performance of any duty or obligation imposed upon it by this Agreement.

(d) Upon the termination of this Agreement in accordance with the terms hereof, except as set forth in this Agreement, neither party hereto shall have any further obligation or liability to the other party hereunder. The following provisions of this Agreement shall survive such termination or expiration of this Agreement, this Section 6(d) and Sections 8, 9, 10, 11, 12, 13, 17, and 19. Upon termination of this Agreement for any reason, the Manager shall deliver to the Company all records, contracts, agreements and other papers, documents or other materials which pertain to the Company’s business and activities associated therewith.

7.        Assignment. This Agreement may not be assigned by the Manager without the prior written approval of the Company.

8.        Intellectual Property. The Manager shall not have or claim at any time, by virtue of its performance hereunder, any right, title or interest in any trade name, trademark, copyright or other similar rights or in any property or other tangible or intangible assets of any type owned by the Company and shall not have or claim at any time any right, title or interest in any other material, matter or asset of any sort prepared for or used in connection with the Company’s business or promotion.

9.        Books and Records. The Manager expressly agrees that all books and records relating in any manner whatsoever to the Company’s business and all other files, books and records and other material owned by the Company or used by it in connection with the conduct of its business, whether prepared by Manager’s personnel, contract employees or otherwise coming into Manager’s possession (collectively, the “Proprietary Information”), shall be the exclusive property of the Company, regardless of who actually prepared the Proprietary Information. All such books and records and other materials shall be returned immediately to the Company upon termination of Manager’s services. The Manager agrees that it shall not disclose, transfer, use, copy, or allow access to any such Proprietary Information to any employees or to any third parties, except for those who have a need to know such Proprietary Information in order to accomplish the requirements of this Agreement and who are bound by contractual obligations of confidentiality and limitation of use sufficient to give effect to this Section 9. In no event shall the Manager disclose any such Proprietary Information to any competitors of the Company.

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10.        Confidentiality. The terms of the Confidentiality Agreement, dated as of May 8, 2012, by and between the Company and the Manager, as attached hereto (the “Confidentiality Agreement”) shall remain in full force and effect throughout the Term and shall be incorporated herein by reference. The Company shall control all press releases or announcements to the public, the media, or the industry regarding any offering, placement, transaction or business relationship involving the Company or its affiliates. All communications regarding any possible transaction, request for due diligence or other information, request for facility tour, product demonstration or management meeting, will be submitted or directed to the Company, and the Manager shall not contact any employees, customers, suppliers, or contractors of the Company or its affiliates without express permission. Nothing in this Agreement shall constitute a grant of authority to the Manager or any representatives thereof to remove, examine, or copy any particular document or types of information regarding the Company, and the Company shall retain control over the particular documents or items to be provided, examined, or copied. If at any time the Company so requests, the Manager and its representatives will return to the Company or destroy all copies of information regarding the Company in their possession except as required by law. The provisions of this Section 10 shall survive any termination of this Agreement.

11.        Indemnification. The parties agree to the following indemnification terms and conditions:

(a) The Company shall indemnify and hold harmless the Manager and its officers, directors, stockholders and employees against all third person claims, liabilities, losses, costs and expenses (including reasonable legal and accounting fees) whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of (i) any acts or omissions of the Company and its employees or (ii) any breach of or failure to perform any obligation under this Agreement by the Company and/or its agents, employees and/or subcontractors (other than the Manager), except to the extent caused by the bad faith, gross negligence, willful misconduct or fraud of the Manager.

(b) The Manager shall indemnify and hold harmless the Company and its officers, directors, partners and employees against all third person claims, liabilities, losses, costs and expenses (including reasonable legal and accounting fees) whether or not covered by insurance, caused or asserted to have been caused, directly or indirectly, by or as a result of (i) any acts or omissions of the Manager and its employees or (ii) any breach of or failure to perform any obligation under this Agreement by the Manager and/or its agents, employees and/or subcontractors, except to the extent caused by the bad faith, gross negligence, willful misconduct or fraud of the Company.

12.        Notice. Any notice required or permitted to be given under this Agreement by one party hereto to the other shall be in writing and shall be deemed to have been given as of the second business day following the date of mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid and properly addressed as follows:

To the Manager:

AJTJ CAPITAL LLC

4751 Wilshire Boulevard, 3rd Floor

Los Angeles, CA 90010

Attention: Robert S. Ellin

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To the Company:

WEBXU, INC.

11999 San Vicente Boulevard, Suite 400

Los Angeles, CA 90049

Attention: Matt Hill

or such other addresses as the respective parties may in writing to the other designate.

13.        Attorney Fees. If a proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in connection with that action or proceeding, in addition to any other relief to which such party or parties may be entitled.

14.        Entire Agreement. The parties hereto agree that this Agreement and the Restricted Stock Agreement, substantially in the form attached hereto as Exhibit A, constitute the entire and exclusive agreement between them pertaining to the subject matter contained herein, and supersede all prior or contemporaneous agreement oral or written, conditions, representation, warranties, proposals and understandings of the parties pertaining to such subject matter.

15.        Successors. The provisions of this Agreement inure to the benefit of and are binding on the successor and assigns of the Company and the successor and assigns of Manager.

16.        Severability. Should any paragraph or provision of this Agreement be held to be void, invalid or inoperative, it shall not affect any other paragraph or provision herein, and the remainder of this Agreement shall be effective as though such void, invalid or inoperative paragraph or provision had not been contained herein.

17.        Governing Law. This Agreement shall be governed by the laws of the State of California.

18.        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic transmission (such as email or PDF), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) such document with the same force and effect as if such facsimile signature page were an original thereof.

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19.        Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Manager, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

20.        Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

WEBXU, INC.

By:	/s/ Matt Hill
Name:	Matt Hill
Title:	CEO

AJTJ CAPITAL LLC

By:	/s/ Robert S. Ellin
Name:	Robert S. Ellin
Title:	Manager

EXHIBIT A

RESTRICTED STOCK AGREEMENT